Exhibit 10.16
/*[CONFIDENTIAL TREATMENT REQUESTED]*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND
FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS
BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406
PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
PAYMENT AGREEMENT
This PAYMENT AGREEMENT (together with any Exhibits hereto, this “Agreement”) is entered into as of July 28, 2010 by and between Redpipe Networks, Inc., a California corporation (“Redpipe”), and SiGe Semiconductor, Inc., a Delaware corporation (“Supplier”).
In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Supplier and Redpipe agree as follows:
1. Payment Schedule. Subject to the terms and conditions hereof, Supplier shall pay Redpipe the fixed dollar amount set forth in table 1 of Exhibit A (“Exhibit A”) for each unit of the Supplier products set forth in table 1 of Exhibit A (“Products”) sold to customers of Supplier (“Customers”).
2. Reports; Invoices. Within fifteen (15) business days of the end of each month, Supplier will provide Redpipe with a report specifying the actual amount owed to Redpipe by Supplier hereunder (“Report”). Each Report must indicate the number of units of Products, by part number, shipped to each end Customer in the month just closed, including the purchase order number, invoice number, and Customer order information where available. Supplier will supply documentation upon request to verify purchase orders, invoices & acknowledgements for actual shipment of Products. Redpipe may, at its own expense, audit the books and records of Supplier and those in its supply chain, to the extent not prohibited by vendor agreements, in order to ascertain that Reports are in accordance herewith. Upon receipt of the Report, Redpipe will issue an invoice to Supplier (“Invoice”). Terms for Invoices are net forty five (45) days from invoice receipt and acceptance. All late payments shall be subject to a late payment fee calculated at the rate of one and half percent (1.5%) per month or the maximum amount allowable by law, whichever is less.
3. Termination. The initial term of this Agreement shall commence on the Effective Date for a term ending on December 31 following the third anniversary of the date hereof, and shall be renewed automatically for additional one (1) year periods, provided that no written notice is given by one party to the other of its intent to terminate this Agreement thirty (30) days prior to the expiration or any renewal thereof. No party in breach of this Agreement shall have the right to terminate. This Agreement, including the dollar amount set forth in table 1 of Exhibit A, shall continue to apply to all existing designs of Products. Either party may terminate this Agreement based on the material breach of the other party, provided that the terminating party is not themselves in breach and provided further that the party alleged to be in material breach receives thirty (30) days written notice stating the cause and an additional thirty (30) days to cure.
4. Confidentiality. The terms and conditions of this Agreement, including its existence and all information provided in connection with it (including reports, etc.), shall be treated as Confidential Information under the relevant Nondisclosure Agreements between the parties and shall not be disclosed to any third party without the consent of the other party. In the event that either party is requested by any regulatory body (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of the parties’ securities are or shall be listed or quoted) or by legal process to disclose any Confidential Information concerning this Agreement, such party (the “Disclosing Party”) shall provide the other party (the “Non-Disclosing Party”) with prompt notice and shall take all commercially reasonable actions to, (i) seek an appropriate confidential treatment, protective order or other remedy, or (ii) resist or narrow the scope of such request or legal process.
5. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, or (b) five days after posting in the United States mail having been sent registered or certified mail return receipt requested, (c) delivered by FedEx or other nationally recognized overnight delivery service, or (d) delivered by telecopy and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

If to Redpipe, to:
Redpipe Networks, Inc.
2875 Michelle Drive, Suite 100
Irvine, California 92606
Attn: General Counsel

If to Supplier, to:
SiGe Semiconductor, Inc.
200 Brickstone Square, Suite 203
Andover, Massachusetts 01810
Attn: President and Chief Executive Officer
6. Miscellaneous. This Agreement shall not be construed as creating a partnership, joint venture, franchise, agency or other such relationship. The parties agree that this Agreement represents a non-exclusive relationship and does not limit the ability of either party to participate in other similar relationships with other third parties. This Agreement will be interpreted under California law and the parties consent to the exclusive jurisdiction and venue of the state and federal courts located in Orange County, California
/*[CONFIDENTIAL TREATMENT REQUESTED]*/ PROPRIETARY AND CONFIDENTIAL

to adjudicate any and all disputes arising under this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the full and final understanding of the parties with respect to the subject matter hereof. This Agreement merges and supersedes any and all other agreements and representations, written or oral, relating to that subject matter. Any waiver of the requirements in this Agreement must be in writing and should not in any way be deemed a waiver to enforce any other requirements or provisions of this Agreement. Section 3 and 5 shall survive termination of this Agreement. Unless the context of this Agreement otherwise requires, words of any gender include each other gender; words using the singular or plural number also include the plural or singular number, respectively; and the word “or” shall be disjunctive but not exclusive. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. Whenever this Agreement refers to a number of days, such number shall refer to calendar days.

SiGe Semiconductor, Inc.

By:	/s/ Sohail A. Khan

Name:	Sohail A. Khan

Title:	President and Chief Executive Officer
Redpipe Networks, Inc.

By:	/s/ Steven Terronez

Name:	Steven Terronez

Title:

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/*[CONFIDENTIAL TREATMENT REQUESTED]*/ PROPRIETARY AND CONFIDENTIAL

EXHIBIT A
Table 1

Supplier Products	Q310-Q213
/*[CONFIDENTIAL TREATMENT REQUESTED]*/	$/*[CONFIDENTIAL TREATMENT REQUESTED]*/
/*[CONFIDENTIAL TREATMENT REQUESTED]*/	$/*[CONFIDENTIAL TREATMENT REQUESTED]*/
/*[CONFIDENTIAL TREATMENT REQUESTED]*/	$/*[CONFIDENTIAL TREATMENT REQUESTED]*/
/*[CONFIDENTIAL TREATMENT REQUESTED]*/	$/*[CONFIDENTIAL TREATMENT REQUESTED]*/

3

/*[CONFIDENTIAL TREATMENT REQUESTED]*/ PROPRIETARY AND CONFIDENTIAL